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                                                                      EXHIBIT 16

                          Ernst & Young LLP                Phone: (313) 628-7100
                          Suite 1700                       www.ey.com
                          500 Woodward Avenue
                          Detroit, Michigan  48226-5495





August 9, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


We have read Item 4 of Form 8-K/A, dated August 9, 2004, of Syntel, Inc. and are in agreement with the statements contained therein.


                                                 /s/ Ernst & Young LLP



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